EXHIBIT 10.4


                                   SUMMARY OF

                           INTERNATIONAL ISOTOPES INC.
                          EMPLOYEE STOCK PURCHASE PLAN



This Summary relates to an aggregate of up to 2,000,000 shares of common stock of International Isotopes Inc. offered pursuant to the International Isotopes Inc. Employee Stock Purchase Plan ("Plan"). This Summary sets forth certain information relating to the Plan. If there are any inconsistencies between this Summary and the Plan, the Plan will control.

No person is authorized to give any information or to make any representation not contained in this Summary, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Summary does not constitute an offer to sell, or a solicitation of an offer to purchase the securities offered by this Summary in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such an offer, or solicitation of an offer. Neither the delivery of this Summary nor any distribution of the securities offered pursuant to this Summary shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company since the date of this Summary or that the information herein is correct as of any time subsequent to its date.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUMMARY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             _______________________


                       THIS DOCUMENT CONSTITUTES PART OF A
                    PROSPECTUS COVERING SECURITIES THAT HAVE
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                             _______________________


                  The date of this Summary is December 15, 2004

                                TABLE OF CONTENTS

                                                                   Page


THE COMPANY..........................................................1

DESCRIPTION OF THE PLAN..............................................1

   Eligibility and Enrollment........................................2

   Payroll Contributions.............................................2

   Stock Purchases and Sales.........................................4

   Taxes.............................................................6

   Stockholder Rights...............................................10

   Plan Administration and General Plan Provisions..................11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................12

                                   THE COMPANY

         International Isotopes Inc., a Texas corporation, is the issuer of the securities under the International Isotopes Inc. Employee Stock Purchase Plan described below. The term "Company" used in this Summary includes International Isotopes Inc. as well as any subsidiary of the Company designated by the Committee described below to participate in the Plan. The Company's executive offices are located at 4137 Commerce Circle, Idaho Falls, Idaho 83401, and the telephone number is (208) 524-5300.


                             DESCRIPTION OF THE PLAN

         The Company established the Plan to provide eligible employees of the Company with an opportunity to purchase shares of common stock of International Isotopes Inc. ("Shares") through payroll contributions. These contributions are used at the end of an offering period to purchase Shares at a discount from the current market price.

         The Plan was authorized by the Company's Board of Directors on September 30, 2004, subject to stockholder approval. The stockholders will be asked to approve the Plan at the stockholder annual meeting in 2005. If stockholder approval is not obtained, any payroll contributions deducted for the Plan will be returned.

         The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended ("Code"), and the provisions of the Plan will be construed accordingly. The Plan is not intended to be a qualified plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         The Plan is administered by the Compensation Committee or any other committee appointed by the Board to administer the Plan ("Committee"). You may contact the Committee at: Compensation Committee, 4137 Commerce Circle, Idaho Falls, Idaho 83401.

         Additional information concerning the Plan and its administrators will be furnished upon request directed to the Chief Executive Officer of the Company at 4137 Commerce Circle, Idaho Falls, Idaho 83401, and the telephone number is
(208) 524-5300.

         A summary of the major features of the Plan is set forth below in question and answer format:

                           Eligibility and Enrollment


         Am I eligible to participate in the Plan?

         You are eligible to participate in the Plan if you are an employee whose customary employment is more than 20 hours per week and more than 5 months per calendar year.

         When may I enroll?

         If you are an eligible employee before the first day of an offering period, you may begin participating on the first day of such offering period if you enroll in the Plan during the enrollment period for that offering period. The Committee determines the enrollment period. An enrollment period generally will end approximately two weeks before the first day of the offering period. You may not begin participating in an offering period if the enrollment period for that offering period has passed and you had not enrolled.

         Does my enrollment carry over for future offering periods?

         Yes.  Once you  have  enrolled  for one  offering  period,  you will be
re-enrolled   automatically  for  future  Plan  offering  periods  at  the  same percentage unless:

         o you actually elect not to contribute or elect a different contribution percentage during the enrollment period for such future offering period, or

         o     you suspended your  contributions  or withdrew during an offering
               period.   (See  discussion   under  "Can  I  change  or  stop  my
               contributions during an offering period?" on page 3.)



                              Payroll Contributions

         How much of my paycheck can I contribute?

         You may authorize after-tax payroll contributions to the Plan of from 1 percent to 15 percent of your eligible pay (unless otherwise specified by the Committee). Your eligible pay

         o includes your base salary, commissions, overtime pay and bonuses paid to you by the Company; and

         o excludes reimbursements, allowances, disability pay not paid by the Company, severance payments, equity compensation and gain from stock option exercises.

         Your percentage of eligible pay is determined before deductions such as 401(k) or other benefit contributions.

         Under IRS rules, you generally may not purchase during any one calendar year more than $25,000 worth of Shares based on their fair market value on the first trading day of the offering period.

         When do my payroll contributions begin?

         Payroll contributions begin with the first paycheck following the first day of the offering period for which you are enrolling and continue at the same rate for future offering periods until you stop participating in the Plan. Contributions will not be prorated when the beginning or end of an offering period falls within a pay cycle. Payroll contributions from a paycheck will be for the offering period during which the paycheck was issued.

         Can I change or stop my contributions during an offering period?

         You may choose to change the percentage of your contributions or suspend contributions (elect 0 percent contribution) only once during any offering period. You may also withdraw from the Plan and have your contributions refunded to you.

o Change or Suspend - You may change or suspend your contributions in accordance with procedures determined by the Committee. If you suspend contributions, your contributions will be used to purchase Shares at the end of the offering period. Once you suspend contributions to the Plan, you will not be eligible to make further contributions until the next offering period. Once you change the percentage of your contributions, you will not be eligible to make further changes to your contributions percentage until the next offering period.

o Withdraw - Your accumulated contributions may also be withdrawn and refunded to you any time prior to 30 days before the end of an offering period (or such other period determined by the Committee). If you choose to withdraw from the Plan, you will not be eligible to make contributions to the Plan until the next offering period. No interest is paid on your contributions in the Plan. Refunds will be made through payroll as soon as practicable following your election to withdraw.

         Of course, you will still own the Shares you have previously purchased under the Plan. Even if you stop contributing, you may re-enroll for any future offering period in which you are eligible to participate by enrolling during the applicable enrollment period for such future offering period.

         How do I start making contributions again to the Plan?

         Enroll during the enrollment period for a future offering period.

         Do my payroll contributions earn interest?

         No. Your contributions do not earn interest.

         What happens to my payroll contributions?

         Although a record is made of all your Plan payroll contributions, no separate account will actually be established to hold them. Instead, all payroll contributions received by the Company will be held without interest and may be integrated into the Company's general assets and used by the Company for any corporate purpose.

         Can I make additional non-payroll contributions?

         No. Contributions can only be made through payroll deductions.


                            Stock Purchases and Sales

         What is an "offering period"?

o An offering period is a 3-month period or such other period determined by the Committee.

         What is a "purchase date"?

         A "purchase date" is the last trading day of the offering period, when Shares are purchased with your accumulated payroll contributions. On the purchase date, the total amount of payroll contributions credited to you during the offering period will be used to purchase whole Shares at the discount price.

         When are my Shares purchased?

         The Plan will purchase Shares for you on the last trading day of the offering period. The number of Shares purchased for you will be determined by how much money you have contributed by the purchase date and by the purchase price. Your contributions will be used to purchase as many whole Shares as possible. Any cash remaining will be added to your contributions for the next offering period. If you do not participate in the next offering period, excess cash will be refunded to you.

         What is the purchase price of Shares?

         At the end of each offering period, the fair market value of Shares on the purchase date is compared with the fair market value of Shares on the first day of the offering period. The price you pay for the Shares - called the "purchase price" - is 15% less than the lower of these two prices. You will always pay less than the current market price.

         Example: When the share price goes up

         Price on first trading day of offering period:  $.20

         Price on purchase date:  $.25

         What you pay:  $.20 - 15% ($.03) = $.17

         Example:  When the share price goes down

         Price on first trading day of offering period:  $.20

         Price on purchase date:  $.15

         What you pay:  $.15 - 15% ($.0225) = $.1275

         How is the fair market value of Shares determined?

         "Fair market value" is the closing sales price per Share on the date in question as quoted on the OTC Bulletin Board.

         Are there any limitations on the number of Shares I may purchase?

         Yes. The following limitations apply:

o The total number of Shares available for purchase by all Plan participants is 2,000,000 Shares (subject to adjustment as discussed in "What happens if there is a change in the Company's capital structure?" on page 11).

o During any one calendar year, you generally may not purchase more than $25,000 worth of Shares based on the fair market value on the first trading day of an offering period. (Special rules apply to the calculation of this limit when the offering period spans two calendar years.)

o You may not purchase Shares in the Plan if you own 5% or more of the total voting power or value of all classes of stock of the Company or any parent or subsidiary corporation. (For purposes of determining 5% ownership, certain attribution rules apply and Shares which you may purchase under outstanding options are treated as owned by you.)

Any payroll contributions collected from you that cannot be applied to the purchase of Shares because of one or more of these limitations will be refunded.

         Where do my Shares of stock go after they are purchased?

         As soon as practicable after each three-month purchase date, your account at a designated broker will be credited with the Shares purchased on your behalf. No stock certificates will be issued.

         Will I receive a statement indicating the amount and status of my account?

         Yes. After each purchase date, you will receive a statement indicating the number of Shares purchased for you on the purchase date. After the end of each calendar year, you will also receive a statement regarding the contributions you made during the year and the number of Shares purchased for you during the year:

         When can I sell my purchased Shares?

         After the close of an offering period, Shares you purchased are deposited into a designated brokerage account as soon as administratively practicable. Subject to the Company's insider trading policies, you may sell your Shares as soon as this deposit is complete.

         If Shares are disposed of in a disposition that does not satisfy the holding period requirements of Section 423 of the Code (generally, as discussed below, two years from the beginning of the applicable offering period), the Company must be notified. If you transfer your Shares from the designated brokerage account and then sell your Shares, you must notify the Company.

         Federal income tax treatment of the sale proceeds will be more favorable if you hold your Shares for a certain period of time before selling them. Because of possible tax consequences, we suggest that you consult a tax advisor before you sell your Shares. (See "Taxes" on pages 6-10 for some general tax information.)

         What happens if I leave the Company?

         If you leave the Company, your contributions end automatically upon your termination of employment with the Company and your accumulated contributions for that offering period shall be returned. No interest is paid on your contributions to the Plan. The Shares you have already purchased through the Plan will remain yours after termination of your employment.

         What happens if I take a leave of absence?

         Depending on the length of the leave of absence, your participation may be terminated.


                                      Taxes

         The United States federal tax laws are technical and complex whereas the discussion herein is in general terms and relates solely to the regular United States income tax and not to the alternative minimum income tax, state, foreign or other income taxes or gift, estate or inheritance taxes unless specifically noted to the contrary. The following discussion is not a tax opinion and is not tax advice, but is merely a guide to assist employees and their advisers. Furthermore, the tax laws are subject to change (even retroactively) by legislation, administrative rulings and regulations, and judicial decisions. EMPLOYEES SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE TAX CONSEQUENCES TO THEM OF THE PLAN.

         The Plan is intended to qualify for favorable tax treatment under the Code. The favorable tax benefit is the deferral of taxable income related to the 15% discount. This amount will be deferred until the time you sell the Shares purchased through the Plan. Since the Plan provides you the opportunity to buy Shares at a discount, that discount is usually considered compensation income. If the Plan had not been designed to qualify for favorable tax treatment, that discount would be taxable to you at the time you purchase the Shares. Again, due to the favorable tax treatment, you generally will not have any income related to the discount until you sell the Shares.

         The Plan allows you to purchase Shares with after-tax dollars at a 15% discount. The character of the income resulting from a sale of Shares is very important in determining your ultimate tax liability. The tax laws generally provide more favorable tax treatment when you hold the Shares for at least 21 months after the purchase date.

         Will I have taxable income because I become a Plan participant or when Shares of Company common stock are purchased in my name?

         Payroll contributions deducted from your pay for the Plan will be subject to federal income and employment taxes just as though such amounts were paid to you in cash.

         The Plan is intended to be an "employee stock purchase plan" within the meaning of Code Section 423. Under such an employee stock purchase plan, no additional income will be recognized by you either at the time purchase rights are granted pursuant to the Plan or at the time you purchase Shares pursuant to the Plan.

         When will I be subject to federal income tax on the purchased Shares?

         You will have taxable income in the year in which there is a "disposition" of the purchased Shares. "Disposition" generally includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to your spouse or a transfer into a joint ownership with right of survivorship if you remain one of the joint owners.

         How is the federal income tax liability determined?

         Your federal income tax liability will depend on whether you held the Shares for at least two years after the first day of the offering period for the Shares and at least one year after the Shares were acquired under the Plan ("Holding Period"). With 3-month offering periods under the Plan, you will meet the Holding Period if you do not dispose of the Shares for at least 21 months after the purchase date.

         What if I sell or otherwise transfer my Shares before meeting the Holding Period requirement?

         You will recognize ordinary income in the year of the disposition equal to the amount by which the market price of the Shares on the purchase date exceeded the purchase price. The amount of ordinary income will be added to your basis in the Shares, and any resulting gain or loss recognized upon the disposition will be a capital gain or loss. The capital gain or loss will be long term if the Shares are held for more than one year.

         The Company will report the amount of ordinary income you recognize on your W-2 form for the year of the disposition.

Example: In September, 2005, you purchased Shares at $.17/Share when the market prices were $.25/share. In June, 2006, when the market price was $.17/Share, you sold the Shares within the two-year Holding Period.

Even though you had no gain on this sale, the income tax treatment would be:

Ordinary Income Per Share:

Market price on the purchase date in September, 2005 ($.25/Share) - Purchase price ($.17/Share) = $.08/Share

Short-Term Capital Loss Per Share:

Selling price ($.17/Share) - Your adjusted basis ($.17/Share purchase price + $.08/Share ordinary income = $.25/Share) = $.08/Share

         In contrast, if you had held the Shares for the Holding Period, you would recognize no income.

         What if I sell or otherwise transfer my Shares after meeting the Holding Period requirement?

         You will realize ordinary income in the year of the sale or transfer equal to the lesser of (1) the amount by which the market price of the Shares on the first trading day of the offering period during which such Shares were purchased exceeds the purchase price, or (2) the amount by which the Shares' market price on the disposition date exceeds the purchase price. This amount of ordinary income will be added to your basis in the Shares, and any additional gain recognized upon the disposition will be a long-term capital gain. If the Shares' market price on the disposition date is less than the purchase price you paid for the Shares, there will be no ordinary income, and any loss recognized will be a long-term capital loss.

Example: On the first trading day of the offering period (July 1, 2005), the market price of a Share was $.20/Share. On the September 30, 2005 exercise date, you purchased Shares at $.17/Share when the market price was $.25/Share. In December of 2007, you sell the Shares for $.30/Share in a disposition meeting the Holding Period.

The income tax treatment of your $.13 gain/Share will be:

         Ordinary Income Per Share is the Lower of:

         o Shares' market price on the first day of the offering period ($.20) over the purchase price ($.17) = $.03/per Share.

         o the excess of the Shares' market price on the date of the disposition ($.30/Share) over the purchase price ($.17/Share) = $.13/Share.

         Therefore, Ordinary Income per Share is $.03.

         Long-Term Capital Gain Per Share:

         Selling price - (Your purchase price + ordinary income) [$.30 - ($.17 + $.03)] = $.10/Share.

         In contrast, if you had disposed of the Shares before meeting the Holding Period, you would have ordinary income per Share of $.08 ($.25 - $.17) and long-term capital gain per Share of $.05 [$.30 - ($.17 + $.08)].

         Are there special rules if I purchase Shares on a purchase date ending more than three months after my termination of employment?

         Yes. To get the special tax treatment described above for employee stock purchase plans, you must be employed by the Company within three months of the purchase date. Generally, your participation in the Plan ends upon your termination of employment and contributions for the period are returned to you and no Shares are purchased for the period. However, if your employment terminates (other than because of death) more than three months before the end of an offering period and Shares are purchased at the next purchase date with payroll contributions prior to your termination of employment, the discount from the Shares' market value on the purchase date will be treated as ordinary income to you and subject to income tax withholding.

         What if I die before disposing of my Shares?

         Your estate must report as ordinary income in the year you die the lesser of (1) the amount by which the Shares' market price on the date of your death exceeds the purchase price paid for such Shares or (2) the amount by which the market price of the Shares on the first trading day of the offering period during which those Shares were purchased exceeds the purchase price paid for such Shares.

         Is there income tax withholding if I dispose of my Shares before the Holding Period is met?

         No. The IRS does not require the Company to withhold income taxes on the sale of any Shares acquired pursuant to the Plan (except as set forth in "Are there special rules if I purchase Shares on a purchase date ending more than three months after my termination of employment?" above). Because no income taxes will be withheld, you are responsible for paying any tax due and should evaluate whether you need to adjust your regular payroll withholding or make an estimated federal or state income tax payment. Failure to do this could result in the imposition of penalties and interest upon the filing of your tax returns.

         Are there FICA and FUTA taxes applicable to the discount from market value on Share purchases pursuant to the Plan?

         No. The IRS does not assess FICA and FUTA taxes on the discount from market value when Shares are purchased pursuant to the Plan.

         What if the Company is required to withhold taxes?

         If the Company is required to withhold taxes with respect to purchases or sales of Shares under the Plan, the Company may require you to pay such taxes to the Company or the Company may deduct such amounts from your wages.

         What are the federal tax consequences to the Company?

         The Company can take a federal income tax deduction only if the purchased Shares are sold before the Holding Period is met. The Company generally can take a deduction equal to the amount of ordinary income you recognize upon such disposition prior to the end of the Holding Period.

         EACH EMPLOYEE SHOULD CONSULT HIS OR HER OWN TAX ADVISER AS TO FEDERAL AND OTHER TAX CONSEQUENCES WHICH MAY ARISE WITH RESPECT TO PARTICIPATION IN THE PLAN AND SHARES RECEIVED PURSUANT TO THE PLAN.


                               Stockholder Rights

         When do I receive rights as a stockholder?

         Once Shares are purchased for you, you will have the rights of a stockholder with respect to those Shares, including voting rights. This means that as long as you hold Shares you will receive the same information that all other shareholders receive. You will also be entitled to vote on matters submitted to the company's stockholders.

         What happens to any dividends?

         If dividends on Shares are ever paid, such dividends would be deposited into your brokerage account holding such Shares.

         Can I assign or transfer my rights to purchase Shares under the Plan?

         No. Your Plan purchase rights cannot be assigned or transferred to anyone else, except by will or the laws of inheritance following your death.

         Are there any restrictions on my ability to sell Shares?

         All employees are subject to the Company's insider trading policy. The Committee may impose additional restrictions or limitations on the sale of Shares purchased under the Plan.

         What additional restrictions apply if I become an "affiliate" or "Section 16 insider"?

         Only a few members of top management are "affiliates" or "Section 16 insiders." In general, Rule 144 of the Securities Act of 1933 and Section 16 of the Securities Exchange Act of 1934 restrict the transfer of stock by "affiliates" of the Company and "Section 16 insiders," as defined in those sections. If you become an affiliate or Section 16 insider, you may become subject to, among other rules, special notice requirements, limits on the number of Shares you can sell and the short-swing profit rules of Section 16.

         Does participating in the Plan affect the terms of my employment?

         Participating in the Plan does not provide you with any right to continued employment at the Company, and your employment may be terminated at any time for any reason.


                 Plan Administration and General Plan Provisions

         Who administers the Plan?

         The Plan is administered by the Committee. The Board determines the Committee.

         The Committee has the full and exclusive discretionary authority to construe and interpret the Plan and the rights granted under it, to designate from time to time which subsidiaries of the Company shall participate in the Plan, to establish rules and regulations for the administration of the Plan and to amend the Plan to satisfy applicable laws, to obtain any exemption under such laws or to reduce or eliminate any unfavorable accounting consequences.

         You should address any inquiries you may have to the Committee at the Company's executive offices in Idaho Falls.

         Who pays for the brokerage commissions and record keeping costs associated with the Plan?

         The Company pays for the administrative costs as well as any fees associated with the purchase of Shares under the Plan. You will pay brokerage fees and any costs associated with the sale of your Shares when you decide to sell the Shares.

         What is the total number of Shares that may be issued under the Plan?

         No more than 2,000,000 Shares may be issued as part of the Plan (subject to adjustment as discussed in "What happens if there's a change in the Company's capital structure?" below).

         What happens if there is a change in the Company's capital structure?

         If there is any increase or decrease in the number of Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of Shares or recapitalization, reorganization, consolidation, split-up, spin-off or any other increase or decrease in the number of Shares affected without receipt of consideration by the Company, the Plan provides for adjustment of the number of Shares which may be granted under the Plan as well as the purchase price per Share and the number of Shares covered by each purchase right.

         What happens if there is a sale of the Company or other significant corporate event?

         In the event of a proposed sale of the Company, outstanding rights to purchase Shares will be assumed or an equivalent right to purchase shares substituted by the successor corporation or a parent or affiliate of the successor corporation. If the successor corporation refuses to assume or substitute the right to purchase shares, any offering period then in progress will be shortened by setting a new purchase date and any offering period then in progress will end on the new purchase date.

         In the event of any corporate transaction, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the Plan, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares which an employee is entitled to purchase and any other adjustments it deems appropriate. In the event of any transaction, the Committee may elect to have the purchase rights under the Plan assumed or such purchase rights substituted by a successor entity, to terminate all outstanding purchase rights either prior to their expiration or upon completion of the purchase of Shares on the next purchase date, or to take such other action deemed appropriate by the Committee.

         What if there are not enough Shares available to cover all the exercised purchase rights on a particular exercise date?

         If the total number of Shares to be issued on any particular exercise date is greater than the maximum number of Shares that may be issued under the Plan, the Committee will:

o    allocate the available Shares pro rata to participants; and

o promptly refund to participants any remaining payroll contributions not applied to the purchase of Shares.

         Can the Plan be amended?

         The Board may amend the Plan at any time, provided such amendment does not cause rights issued under the Plan to fail to meet the requirements of
Section 423 of the Code. Any amendment for which shareholder approval is required under Section 423 of the Code or such securities exchange must be submitted to the shareholders for approval.

         What is the maximum life of the Plan?

         The Plan will terminate when all Shares available for issuance under it have been sold, unless the Board terminates the Plan earlier.

         When can the Company terminate the Plan?

         The Board may terminate the Plan at any time. If it does, no additional purchases of Shares will occur and no additional rights to purchase Shares will be granted and no further payroll contributions will be collected.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company has registered the Shares reserved for issuance under the Plan on a Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission under the 1933 Act. The documents incorporated by reference in Item 3 of Part II of the Registration Statement are also incorporated herein by reference and made a part hereof.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Summary and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the Shares have been sold or which deregisters all Shares then remaining unsold, shall be deemed to be incorporated by reference into and made a part of the Registration Statement and this Summary from the date of filing of such documents.

         The Company is subject to the informational requirements of the 1934 Act, and will file reports, proxy statements and other information with the Securities and Exchange Commission. Employees may read and copy the Registration Statement, the documents that the Company incorporates by reference into this prospectus and the other reports, proxy statements and other information that the Company files with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Employees may also obtain copies of these documents at prescribed rates from the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Employees may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Requests for such documents can also be directed to International Isotopes Inc., Attn: Chief Executive Officer, 4137 Commerce Circle, Idaho Falls, Idaho 83401, and the telephone number is (208) 524-5300.

         In addition, the Company is required to file electronic versions of these documents with the Securities and Exchange Commission through the Securities and Exchange Commission's EDGAR system. The Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains the information incorporated by reference in this prospectus. The Company's website also contains electronic versions of these documents. The Company's internet address is http://www.intisoid.com.